T. Rowe Price International Funds, Inc. 485BPOS

Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price International Funds, Inc. of our report dated December 18, 2025, relating to the financial statements and financial highlights, which appears in T. Rowe Price Africa & Middle East Fund, T. Rowe Price Asia Opportunities Fund, T. Rowe Price China Evolution Equity Fund, T. Rowe Price Emerging Europe Fund, T. Rowe Price Emerging Markets Discovery Stock Fund, T. Rowe Price Emerging Markets Stock Fund, T. Rowe Price European Stock Fund, T. Rowe Price Global Growth Stock Fund, T. Rowe Price Global Impact Equity Fund, T. Rowe Price Global Stock Fund, T. Rowe Price International Disciplined Equity Fund, T. Rowe Price International Stock Fund, T. Rowe Price International Value Equity Fund, T. Rowe Price International Discovery Fund, T. Rowe Price Japan Fund, T. Rowe Price Latin America Fund, T. Rowe Price New Asia Fund and T. Rowe Price Overseas Stock Fund’s (eighteen of the funds constituting T. Rowe Price International Funds, Inc.) Certified Shareholder Reports on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
December 22, 2025